         As filed with the Securities and Exchange Commission
                           on July 26, 1996

                                                Registration No. _________

==========================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                        VIEWLOGIC SYSTEMS, INC.
          (Exact name of issuer as specified in its charter)

            DELAWARE                                 04-2830649
 (State or other jurisdiction of                  (I.R.S.Employer
   incorporation or organization)              Identification  Number)

       293 BOSTON POST ROAD WEST, MARLBORO, MASSACHUSETTS 01752
         (Address of Principal Executive Offices)  (Zip Code)

                   1996 EMPLOYEE STOCK PURCHASE PLAN
                       (Full title of the Plan)

                      PETER T. JOHNSON, SECRETARY
                        VIEWLOGIC SYSTEMS, INC.
                       293 BOSTON POST ROAD WEST
                     MARLBORO, MASSACHUSETTS 01752
                (Name and address of agent for service)

                            (508) 480-0881
     (Telephone number, including area code, of agent for service)

=========================================================================

                    CALCULATION OF REGISTRATION FEE

  Title of                         Proposed          Proposed          Amount of
Securities to     Amount to    Maximum Offering  Maximum Aggregate  Registration
be Registered   be Registered   Price Per Share    Offering Price        Fee
- --------------------------------------------------------------------------------
Common Stock,     600,000          $12.07(1)        $7,242,000(1)      2498.00
$.01 par value    shares
- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the NASDAQ National Market System on July 24, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                             PAGE 1 OF 10 PAGES

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The information required by Part I is included in documents sent or given to participating employees of the 1996 Employee Stock
Purchase Plan of Viewlogic Systems, Inc. (the "Registrant") pursuant to
Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.  Incorporation of Certain Documents by Reference
               -----------------------------------------------

            The following documents, which are filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

            (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b), or otherwise, under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

            (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

            (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

      Item 4.  Description of Securities
               -------------------------

            Not applicable.

      Item 5.  Interests of Named Experts and Counsel
               --------------------------------------
            Not applicable.

      Item 6.  Indemnification
               ---------------

            ARTICLE NINTH of the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), sets forth the extent to which officers and directors of the Company may be indemnified against any liabilities which they may incur in their capacities as directors or officers of the Company. The Certificate provides that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any director or officer against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification is not exclusive of any other rights to which the officers or directors may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, continues after such person has ceased to be a director or officer and inures to the benefit of such person's heirs, executors and administrators. The indemnification provided by the Certificate specifically includes indemnification of all officers and directors who are deemed fiduciaries under any employee benefit plan and any action taken or omitted by such officer or director with respect to an employee benefit plan reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

            The Company has a directors and officers liability policy that insures the Company's officers and directors against certain liabilities.

      Item 7.  Exemption from Registration Claimed
               -----------------------------------
            Not applicable.

      Item 8.  Exhibits
               --------
            The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

      Item 9.  Undertakings
               ------------
            1.    The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i)    To include any prospectus required by
      section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlboro, Commonwealth of Massachusetts on the 26th day of July, 1996.


                                          VIEWLOGIC SYSTEMS, INC.


                                          By:/s/ Alain J. Hanover
                                             --------------------------
                                             Alain J. Hanover
                                             Chairman of the Board of
                                             Directors and
                                             Chief Executive Officer




                           POWER OF ATTORNEY

      We, the undersigned officers and directors of Viewlogic Systems, Inc. hereby severally constitute Alain J. Hanover, Ronald R. Benanto and Peter T. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Viewlogic Systems, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title
- ---------                      -----

/s/ Alain J. Hanover           Chief Executive Officer       )
Alain J. Hanover               and Chairman of the Board     )
                               (principal executive officer) )
                                                             )
                                                             )
/s/ Ronald R. Benanto          Senior Vice President of      )
Ronald R. Benanto              Finance, Chief Financial      )
                               Officer and Treasurer         )
                               (principal financial and      )
                               accounting officer)           )
                                                             )
                                                             )
/s/ William J. Herman          President and Director        )
William J. Herman                                            )
                                                             )
                                                             )
                               Director                      )   July 26, 1996
Stanley F. Alfeld                                            )
                                                             )
                                                             )
/s/ Gregory T. George          Director                      )
Gregory T. George                                            )
                                                             )
                                                             )
/s/ Gordon Hoffman             Director                      )
Gordon Hoffman                                               )
                                                             )
                                                             )
/s/ Larry E. Reeder            Director                      )
Larry E. Reeder                                              )
                                                             )
                                                             )
/s/ Gregory A. White           Director                      )
Gregory A White                                              )
                                                             )
                                                             )
/s/ Allyn C. Woodward, Jr.     Director                      )
Allyn C. Woodward, Jr.                                       )

                              EXHIBIT INDEX
                              -------------

Exhibit
Number       Description                                         Page
- -------      -----------                                         ----
   5         Opinion of Hale and Dorr                            9
  23.1       Consent of Hale and Dorr (included in Exhibit 5)    9
  23.2       Consent of Deloitte & Touche LLP (Boston)           10
  25         Power of Attorney (see page 6 of this               6
               Registration Statement)